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                                                                      Exhibit 11

                           STATER BROS. HOLDINGS INC.
                    Calculation of Earnings Per Common Share
                                  (Unaudited)
         (In thousands, except number of shares and per share amounts)



                                                        13 Weeks Ended                    26 Weeks Ended
                                                        --------------                    --------------
                                                     March 26,   March 24,             March 26,    March 24,
                                                        1995        1996                 1995         1996
                                                        ----        ----                 ----         ----

Net income                                            $ 1,600     $  4,341              $  3,153     $  7,938

Less preferred dividends                                    -          339                     -          339
                                                      -------     --------              --------     --------

Net income available to common shareholders           $ 1,600     $  4,002              $  3,153     $  7,599
                                                      =======     ========              ========     ========

Earnings per common share                              $16.00       $44.14                $31.53       $79.71
                                                       ======       ======                ======       ======

Average common shares outstanding                     100,000       90,659               100,000       95,330
                                                      =======       ======               =======       ======

Common shares outstanding at end of period            100,000       50,000               100,000       50,000
                                                      =======       ======               =======       ======





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